CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Capita Research Group, Inc.
Blue Bell, Pennsylvania

We consent to the inclusion of our report, dated February 25, 2000, on the consolidated financial statements of Capita Research Group, Inc. and Subsidiary, and to the reference to our Firm under the heading "Experts," in the
Registration Statement on Form SB-2, relating to registration of 5,380,000 shares of the Company's common stock

                      By: /s/ Rudolph, Palitz LLC
                      ---------------------------
                      RUDOLPH, PALITZ LLC

Blue Bell, Pennsylvania
May 9, 2000